UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2008

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 25, 2008, Richard T. Hutton, Jr. resigned his position as our chief executive officer.

(c) On April 25, 2008, Kent W. Peters was appointed to serve as our chief executive officer. There is no plan, contract or arrangement between Mr. Peters or any other person pursuant to which Mr. Peters was appointed as chief executive officer. Mr. Peters does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

Mr. Peters, age 46, has served as the executive vice president of private real estate for Grubb & Ellis Realty Investors, LLC (formerly known as Triple Net Properties, LLC), or our manager, since September 2005. From January 2005 to August 2005, Mr. Peters served as director of asset management for our manager, having previously served as its senior asset manager from September 2002 to December 2005, and as a consultant to our manager from February 2002 to August 2002. Mr. Peters’ experience includes serving as vice president—other real estate owned (OREO) west manager, for Bank of America, where he was employed in its commercial real estate group from September 1993 to October 2000. Mr. Peters has a B.A. degree in Political Science from California State University, Northridge, and is a member of the Building Owners and Managers Association (BOMA) National Advisory Counsel, and is a member of both the Institute of Real Estate Managers (IREM) and the National Association of Industrial and Office Properties (NAIOP).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

May 1, 2008	By:	/s/ Kent W. Peters

Name: Kent W. Peters
Title: Chief Executive Officer